                                                                    EXHIBIT 10.4

                              MANAGEMENT AGREEMENT

            AGREEMENT,  effective  as of the  first day of  January  2000 by and between Gateway Industries,  Inc. a Delaware corporation having an office at 150
East 52nd Street,  New York, New York 10019, and Steel Partners  Services,  Ltd.
("SPS") a Delaware Limited  Liability  Corporation  having an office at 150 East
52nd Street, New York, NY 10022.

                              W I T N E S S E T H:

            WHEREAS,  the Company desires to have SPS furnish certain management advisory and consulting  services to the Company,  and SPS has agreed to furnish such  management  advisory and  consulting  services,  pursuant to the terms and conditions hereinafter set forth; and

            WHEREAS,  this  Agreement  has been  approved  by a majority  of the disinterested directors of the Company.

            NOW,  THEREFORE,  the parties hereto,  intending to be legally bound hereby agree as follows:

            Section 1. ENGAGEMENT OF SPS

            1.01  During the term of this  Agreement,  SPS shall  provide to the
Company such management  advisory and consulting  services (the "Services"),  as more fully  described and defined below,  as may be necessary or desirable or as may be  reasonably  requested  or required,  in  connection  with the  business, operations and affairs, both ordinary and extraordinary,  of the Company and its subsidiaries and affiliates.  "Services" means and includes, without limitation, the furnishing of office space, advice,  assistance and guidance,  and personnel
to  implement   the  same,  in  connection   with,   among  others,   executive,
administrative,   financial,  managerial,  operation,  supervisory  and  related matters,  including  without  limitation  those  matters  set forth on Exhibit A hereto.  In  connection  with such  Services  and subject to the approval of the
Company's  Board of  Directors,  SPS will  provide  the  services  of (a) Warren
Lichtenstein  or such other  suitable  officer  and  employee  to serve as Chief
Executive  Officer  of the  Company  and (b) such  other  suitable  officer  and employee of SPS to serve as Chief Financial Officer of the Company or such other executive position as SPS may provide from time to time.

            In performing Services,  SPS shall be subject to the supervision and control of the board of directors of the Company. In no event shall SPS incur an obligation or enter into any  transaction on behalf of the Company  involving in excess of $100,000  without the prior  approval of the board of directors of the
Company.

            1.02 While the amount of time and personnel required for performance by SPS hereunder  will  necessarily  vary  depending upon the nature and type of
Services,  SPS  shall  devote  such  time and  effort  and make  available  such personnel as may from time to time reasonably be required for the performance of
Services hereunder.

            Section 2. TERM

            This Agreement shall commence effective as of January 1, 2000, shall continue for a one (1) year term thereafter,  and shall  automatically renew for successive one year periods unless and until  terminated by either party, at any time and for any reason,  upon not less than sixty (60) days  written  notice to the other prior to the end of the year. If an  involuntary  or voluntary case or proceeding  is  commenced  against or by the  Company  under the  United  States
Bankruptcy  Code, as amended,  or any similar federal or state statutes,  either party hereto may terminate  this  Agreement upon 30 days prior written notice to the other.

            Section 3. Payments to SPS. In consideration  of Services  furnished by SPS hereunder,  the Company shall pay to SPS a fixed monthly fee, which shall be adjustable  annually upon agreement by the parties,  and shall  reimburse SPS for certain  expenses  including legal and consulting fees incurred on behalf of the Company,  as well as all reasonable and necessary business expenses incurred in performance of Services, in accordance with the following:

            3.01  Company  shall  pay  SPS a  fixed  monthly  fee of  $23,333.33
($280,000  annually) in advance on the first day of each month.  Payment of such fixed monthly fee for the months for which SPS has heretofore provided Services, if not already  paid,  shall be made  immediately  following  execution  of this
Agreement.

            Section 4. INDEMNITY.

            The Company shall defend, indemnify, save and hold harmless SPS from and against  any  obligation,  liability,  cost or damage  resulting  from SPS's actions under the terms of this  Agreement,  except to the extent  occasioned by
gross  negligence  or  willful  misconduct  of  SPS's  officers,   directors  or
employees.  The Company's  obligation to indemnify SPS hereunder shall extend to
and  inure  to  the  benefit  of  SPS's  officers,   directors,   employees  and
consultants.

            Section 5. CONFIDENTIAL INFORMATION.

            SPS shall not at any time during or  following  the  termination  or expiration for any reason of this Agreement,  directly or indirectly,  disclose, publish or divulge to any person (except where  necessary in connection with the furnishing of Services  under this  Agreement),  appropriate or use, or cause or permit any other person to appropriate or use, any of the Company's  inventions, discoveries,  improvements,  trade  secrets,  copyrights  or other  proprietary, secret or confidential information not then publicly available.

            Section 6. GENERAL.

            6.01 This Agreement  constitutes the entire agreement of the parties with respect to the  transactions  contemplated  hereby and may not be modified, amended,  altered or  supplemented  except upon the  execution and delivery of a written agreement executed by the parties hereto.

            6.02  All  notices,   requests,  demands  and  other  communications
required  or  permitted  under this  Agreement  shall be in writing and shall be deemed to have been duly  given if  personally  delivered  or mailed by  regular first-class mail, in each case,  however,  only against receipt, or if mailed by

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first class registered or certified mail, return receipt requested,  exclusively therein, without giving effect to the principles of conflict of laws.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

                                         Steel Partners Services, Ltd.

                                         By: /s/ Warren Lichtenstein
                                             -----------------------------------

                                         Gateway Industries

                                         By: /s/ Glen Kassan
                                             -----------------------------------

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                                    Exhibit A

1.          Responsibility for any and all financing matters for the Company and its subsidiaries  including but not limited to debt, equity or other financings,  whether  through  the  public  markets  or  in  private
            transactions,   or   otherwise,   including  the   negotiation   and
            consummation of all of the foregoing.

2.          Review of annual and quarterly budgets and related matters.

3.          Supervise and administer,  as appropriate,  all accounting/financial duties  and  related  functions  on  behalf of the  Company  for its operations and business matters  (including control of the Company's
            cash,   checking   accounts,   revenue   receipts,    disbursements,
            bookkeeping,   accounts,  ledgers,  billings,  payroll  and  related
            matters).

4.          Review and  supervise  the Company's  presently  existing  reporting obligations under United States  Securities and Exchange  Commission regulations for a public  corporation as well as under related state laws.